As filed with the Securities and Exchange Commission on October 7, 2011
Registration No. 333-165843

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TORVEC, INC.
(Exact name of registrant as specified in its charter)

New York	16-1509512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1999 Mount Read Blvd.
Building 3
Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

TORVEC, INC. BUSINESS CONSULTANTS STOCK PLAN
(Full title of the Plan)

RICHARD B. SULLIVAN, ESQ.
General Counsel
Torvec, Inc.
1999 Mount Read Blvd.
Building 3
Rochester, New York 14615
(Name and Address of agent for service)
585/254-1100
(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES
Torvec, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to Form S-8 (File No. 333-165843), originally declared effective by the Securities and Exchange Commission on April 1, 2010 (the “Registration Statement”), to deregister 4,011,717 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”) that were registered under the Registration Statement and have not been sold or otherwise issued as of the date of the filing hereof, and to terminate the effectiveness of the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York on this 7th day of October 2011.

TORVEC, INC.
Date: October 7, 2011	By:	/s/ Richard A. Kaplan
Richard A. Kaplan
Chief Executive Officer and Principal Executive Officer

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Dated: October 7, 2011	By:	/s/ Richard A. Kaplan
Richard A. Kaplan
Chief Executive Officer, Principal Executive Officer, and Director

Dated: October 7, 2011	By:	/s/ Robert W. Fishback
Robert W. Fishback
Chief Financial Officer and Secretary and Principal Accounting Officer

Dated: October 7, 2011	By:	/s/ Keith E. Gleasman
Keith E. Gleasman
President and Director

Dated: October 7, 2011	By:	/s/ Thomas F. Bonadio
Thomas F. Bonadio
Director

Dated: October 7, 2011	By:	/s/ Wesley K. Clark
Wesley K. Clark
Director

Dated: October 7, 2011	By:	/s/ William W. Destler
William W. Destler
Director

Dated: October 7, 2011	By:	/s/ Asher J. Flaum
Asher J. Flaum
Director

Dated: October 7, 2011	By:	/s/ John W. Heinricy
John W. Heinricy
Director

Dated: October 7, 2011	By:	/s/ Charles N. Mills
Charles N. Mills
Director

Dated: October 7, 2011	By:	/s/ E. Philip Saunders
E. Philip Saunders
Director

Dated: October 7, 2011	By:	/s/ Gary A. Siconolfi
Gary A. Siconolfi
Director